Exhibit  1


                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Group Note-Backed Series 2003-12
*CUSIP:    21988G239       Class     A-1
           21988GCS3       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of    August 15, 2003.....                                    $0.00
         Scheduled Income received on securities.....              $765,625.00
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to Class A-1 Holders.....                   -$725,000.00
         Distribution to Class A-2 Holders.....                    -$40,625.00
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.00
Balance as of         February 15, 2004.....                             $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     August 15, 2003.....                                   $0.00
         Scheduled Principal received on securities.....                 $0.00

LESS:
         Distribution to Holders.....                                   -$0.00
Balance as of     February 15, 2004.....                                 $0.00


             UNDERLYING SECURITIES HELD AS OF    February 15, 2004

               Principal
                 Amount                         Title of Security
            ----------------                    -----------------
              $25,000,000              The Goldman Sachs Group, Inc., 6.125%
                                       Notes due February 15, 2033
                                       *CUSIP:  38141GCU6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.



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